                                                                     EXHIBIT 2.6

              AMENDMENT TO ESCROW AGREEMENT AND PURCHASE AGREEMENTS

                  This Amendment to Escrow Agreement and Purchase Agreements is entered into as of the 8th day of November, 1996 by and among Continental Field Service Corporation ("Continental"), Progressive Telecom, Inc. ("Progressive"), COMFORCE Global, Inc. ("COMFORCE"), Beth Wilson Hill, Michael Hill, Roy Hill and McCarthy, Fingar, Donovan, Drazen & Smith, L.L.P. (the "Escrow Agent").

                                   WITNESSETH:
                                   ----------

                  WHEREAS, Progressive, Continental, COMFORCE and the Escrow Agent entered into an Escrow Agreement dated as the 25th of October, 1996 (the "Escrow Agreement") pursuant to which, among other things, the Escrow Agent agreed to hold certain closing documents in escrow; and

                  WHEREAS, Progressive, COMFORCE and Beth Wilson Hill entered into an Asset Purchase Agreement on October 25, 1996 (the "Progressive Purchase Agreement") and Continental, COMFORCE, Michael Hill and Roy Hill entered into an Asset Purchase Agreement on October 25, 1996 (the "Continental Purchase Agreement"), and

                  WHEREAS, the parties hereto desire to amend the Escrow Agreement, the Progressive Purchase Agreement and the Continental Purchase Agreement (collectively, the "Purchase Agreements") as set forth below; and

                  NOW, THEREFORE, in consideration of the premises and agreements hereinafter made, and intending to be legally bound, the parties hereto agree as follows:

                  1.       Defined Terms. Capitalized terms used herein shall
                           -------------
unless otherwise defined herein have the definitions ascribed to such terms in the Escrow Agreement.

                  2.       Amendment to Escrow Agreement. Clauses (i), (ii) and
                           -----------------------------
(iii) of Section 4 in the Escrow Agreement are hereby deleted in their entirety. The remaining portion of Section 4 shall be amended to state in its entirety as follows:

                           If the consideration is not paid as provided in the Purchase Agreements, on or before the close of business on November 8, 1996, the Documents shall be null and void and of no further force or effect and the Escrow Agent shall return one set of fully executed Documents to COMFORCE and one set of fully executed Documents to Continental and Progressive.

                  3.       Amendment to Purchase Agreements.
                           --------------------------------

                           a.       Amendment to Progressive Purchase Agreement.
                                    -------------------------------------------
Section 3.1 of the Progressive Purchase Agreement is hereby revised in its entirety to read as follows:

                                    3.1     Closing Date. The payment of
                                            ------------
                                            consideration and exchange of
                                            documents contemplated hereby (the
                                            "Closing") shall be done on November
                                            8, 1996. The Seller shall receive
                                            the economic benefits and be
                                            responsible for the liabilities and
                                            obligations of the Seller's business
                                            until November 10, 1996.

                           b.       Amendment to Continental Purchase Agreement.
                                    -------------------------------------------

                                    (i)     Section 3.1 of the Continental
                           Purchase Agreement is hereby revised in its entirety to read as follows:

                                    3.1     Closing Date. The payment of
                                            -------------
                                            consideration and exchange of
                                            documents contemplated hereby (the
                                            "Closing") shall be done on November
                                            8, 1996. The Seller shall receive
                                            the economic benefits and be
                                            responsible for the liabilities and
                                            obligations of the Seller's business
                                            until November 10, 1996.

                                    (ii) Section 2.1(a)(iii) of the Continental
                           Purchase Agreement is hereby revised in its entirety to read as follows:

                                            (iii) cause to be delivered to
                                            Escrow Agent an aggregate number of
                                            shares of COMFORCE Stock registered
                                            in the name of Seller that is the
                                            highest whole number of shares of
                                            COMFORCE Stock that has an aggregate
                                            value not greater than Five Hundred
                                            Seventy-Five Thousand Dollars
                                            ($575,000), said value to be
                                            determined based on the average
                                            closing price of said stock as
                                            quoted on the American Stock
                                            Exchange on each of the ten (10)
                                            business days commencing on October
                                            24, 1996 and ending on November 6,
                                            1996, all of which shall be
                                            Restricted Shares, as that term is
                                            defined in the Stockholders
                                            Agreement attached hereto as
                                            Exhibit 7.8;
                                            -----------

                  4.       Amendment to Escrow Agreement and Stockholders
                           ----------------------------------------------
Agreement. The Escrow Agreement relating to the consideration paid pursuant to
---------
the Continental Purchase Agreement (the "Payment Escrow Agreement") and the Stockholders Agreement relating to the Continental stock to be paid into escrow pursuant to the Continental Purchase Agreement are hereby revised to substitute "36,800 shares" (the "Shares") for "33,973 shares" in all instances.

                  5.    Delivery of Stock Certificate. The parties agree that a
                        -----------------------------
Certificate evidencing 33,973 shares shall be delivered to the Escrow Agent pursuant to the Payment Escrow Agreement on November 8, 1996. A Certificate evidencing 2,827 shares shall be delivered to the Escrow Agent pursuant to the Payment Escrow Agreement on or before November 13, 1996.

                  6.    Letters of Credit. Continental shall retain in place all
                        -----------------
existing letters of credit to secure performance under all outstanding contracts between Continental and the New York State Department of Corrections (the "Existing Letters of Credit") until such time as COMFORCE shall have arranged for the release of the Existing Letters of Credit. COMFORCE shall arrange for the release of the Existing Letters of Credit and all liens to secure related obligations prior to November 30, 1996. Prior to the release of the Existing Letters of Credit, COMFORCE shall promptly reimburse Continental for all out of pocket expenses in maintaining such Existing Letters of Credit beyond November 1, 1996. In the event that the Existing Letters of Credit are not released by November 1, 1996, then COMFORCE shall continue to reimburse Continental for all out of pocket expenses in maintaining such Existing Letters of Credit. If COMFORCE fails to pay Continental actual out of pocket expenses as required hereby and Continental successfully brings an action for such expenses, COMFORCE shall be required to pay Continental's reasonable expenses (including attorney's fees) in collecting such expenses.

                  7.    Escrow Account Pending Payroll. COMFORCE shall wire into
                        ------------------------------
the account of the Escrow Agent $150,000 (the "Payroll Escrow Funds") which amount shall decrease the amount being paid to Continental pursuant to Section 2.1(a)(i) of the Continental Agreement by $150,000. Upon receipt of evidence of the payment by COMFORCE of payroll for periods prior to November 10, 1996, the Escrow Agreement shall release on a dollar for dollar basis the Payroll Escrow Account to COMFORCE. Notwithstanding the foregoing, it is understood that Seller shall remain liable for any expenses for periods prior to November 10 in excess of the Payroll Escrow Amount.

                  8. Temporary Arrangement. Notwithstanding any other provision in any other Agreement, it is hereby agreed that Continental shall pay $995,031 (the "Temporary Funds") to a cash collateral account for Marine Midland upon receipt from Marine Midland of UCC-3 termination statements terminating all existing liens on assets of Continental and/or Progressive. Upon release of Existing Letters of Credit, the Temporary Funds shall be returned to Continental.

                  9.    Effect of Amendment. Except as expressly amended hereby,
                        -------------------
the Escrow Agreement and the Purchase Agreements remain in full force and effect.

                  10.   Counterparts. This Amendment may be executed in several
                        ------------
counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.   Facsimile. The Escrow Agent may rely upon facsimile
                        ---------
signatures for any purpose under this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

                                        CONTINENTAL FIELD SERVICE
                                        CORPORATION

                                        By:          /s/ Michael Hill
                                           -------------------------------------
                                        Title:       Vice President
                                              ----------------------------------

                                        PROGRESSIVE TELECOM, INC.

                                        By:          /s/  Beth Wilson Hill
                                           -------------------------------------

                                        Title:       President
                                              ----------------------------------

                                        COMFORCE Global, Inc.

                                        By:          /s/ Andrew Reiben
                                           -------------------------------------
                                        Title:       Assistant Secretary
                                              ----------------------------------

                                        MCCARTHY, FINGAR, DONOVAN,
                                        DRAZEN & SMITH

                                        By:          /s/ Thomas Curtin
                                           -------------------------------------

                                        Title:       Attorney
                                              ----------------------------------

                                                     /s/ Beth Wilson Hill
                                        ----------------------------------------

                                        BETH WILSON HILL

                                                     /s/ Michael Hill
                                        ----------------------------------------
                                        MICHAEL HILL

                                                     /s/ Roy Hill
                                        ----------------------------------------
                                        ROY HILL